Exhibit 99.1

Talbot Underwriting Ltd

Talbot adds Aerospace to Syndicate 1183

Talbot, the specialty insurance group which is a subsidiary of Validus Holdings, Ltd, has appointed Peter Bilsby as head of Global Aerospace.

Rod Mearing and a number of others will also join Talbot to underwrite this class as part of a new team within its Syndicate 1183 at Lloyd’s.

This is all subject to regulatory and Lloyd's approvals.

Rupert Atkin, CEO of Talbot commenting on the announcement, said:

“I am delighted to welcome Peter and Rod to the Talbot team. Together they bring extensive market experience in the aerospace environment and afford us the perfect platform from which to launch a new and exciting class of business for Talbot. It enables us to offer the full range of MAT (Marine, Aviation & Transport) business to our clients, and this is an area in which the Syndicate specialises.”

Peter Bilsby added:

"I very much look forward to building an exciting new direct aerospace franchise at Talbot. Together with my colleagues old and new, we will be working hard to establish our market presence and to meet the requirements of our client base.”

18 November 2008

Enquiries:

Talbot	Tel: 020 7550 3500
Rupert Atkin

College Hill	Tel: 020 7457 2020
Roddy Watt

Notes to editors:

Talbot

Talbot Holdings Ltd was established in November 2001 through a management buyout led by Michael Carpenter and Rupert Atkin.  It was acquired by NYSE listed, Bermuda-based Validus Holdings, Ltd in July 2007.

Syndicate 1183 focuses on underwriting a number of specialty risks, with particularly strong franchises in marine and energy lines, war, construction, terrorism and political risks, direct property, financial institutions, contingency, accident & health, bloodstock & livestock and treaty underwriting. Syndicate 1183 has capacity of £325 million for the 2008 year of account.  The group also owns Underwriting Risk Services Ltd, a specialist worldwide multi-line underwriting agency.

www.talbotuw.com

Validus

Validus Holdings, Ltd is a provider of reinsurance and insurance, conducting its operations worldwide through two wholly-owned subsidiaries, Validus Reinsurance, Ltd. (“Validus Re”) and Talbot Holdings Ltd. Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance.

www.validusre.bm

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All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. This report may include forward-looking statements, both with respect to us and our industry, that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may” and similar statements of a future or forward-looking nature identify forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of our risk management and loss limitation methods;4) cyclicality of demand and pricing in the reinsurance market; 5) our limited operating history; 6) adequacy of our loss reserves; 7) continued availability of capital and financing; 8) retention of key personnel; 9) competition; 10) potential loss of business from one or more major reinsurance brokers; 11) our ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 12) general economic and market conditions (including inflation, interest rates and foreign currency exchange rates); 13) the integration of Talbot or other businesses we may acquire; 14) acts of terrorism or outbreak of war; and 15) availability of retrocessional coverage.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere, including the Risk Factors contained in our latest form 10-K and our other filings under the

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